EXHIBIT 10.2

ADDENDUM NO. 1 TO STOCK PURCHASE AGREEMENT

(Earnout Modification)

This Addendum No. 1 to Stock Purchase Agreement (the “Addendum”) is executed this 20th day of January, 2017 by and between GEE GROUP, INC., an Illinois corporation, formerly known as GENERAL EMPLOYMENT ENTERPRISES, INC. (“Buyer” or “GEE”) and ENOCH S. TIMOTHY (“E. Timothy”) and DOROTHY TIMOTHY (“D. Timothy”; E. Timothy and D. Timothy are collectively called “Sellers”)

WITNESSETH:

WHEREAS, Buyer and Sellers have, as of January 1, 2016 entered into and closed a Stock Purchase Agreement (“the SP Agreement”) by which Buyer has acquired all outstanding shares of Paladin Consulting, Inc. (“Paladin”).

WHEREAS, the SP Agreement provides for two (2) potential “Earnouts” (the “Earnouts”), the terms of which are set forth in Appendix II for an “Earnout” of up to $750,000 and Appendix III for an “Additional Earnout” of up to $500,000.

WHEREAS, the parties desire to change the provisions of the Earnouts as set forth in this Addendum.

(All capitalized words and terms which are used in this Addendum with their initial letters capitalized and which are not defined in this Addendum shall have the meanings set forth for such words and terms as defined in the SP Agreement.)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Earnouts. The parties agree that the conditions to the Earnouts are satisfied or waived and that the Earnouts are amended to be paid to the Sellers as follows:

i.	The amount of $250,000 shall be paid in immediately available funds on or before January 31, 2017; and

ii.	A subordinated promissory note in the principal amount of $1,000,000 in the form attached as Exhibit A to this Addendum (the “Promissory Note”) shall be issued to the Sellers by GEE. As more particularly set forth in Exhibit A, the Promissory Note (i) shall bear interest at the rate of 5.5% per annum; (ii) shall provide for interest only payments monthly, and the full principal amount shall be payable in a balloon payment on or before the 3rd anniversary of the date of issuance (i.e, a balloon note); (iii) may be prepaid without penalty; and (iv) may be paid at the option of GEE in immediately available funds or shares of GEE Common Stock or any combination of those.

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2.	Sellers’ Representations, Warranties and Covenants Concerning GEE Shares. The Sellers acknowledge that shares of GEE Common Stock may be issued in payment of the Promissory Note. The Shares of GEE Common Stock issued to the Sellers pursuant to this Addendum are the “GEE Shares.” Sellers, and each Seller, represent, warrant and covenant to Buyer that the following statements contained in this Paragraph 2 are correct and complete as of the date of this Agreement.

(i)	Access to Information. Each Seller understands that an investment in the GEE Shares involves a high degree of risk and long term or permanent illiquidity, including, risk of loss of their entire investment. Sellers have been given full and complete access to the Buyer for the purpose of obtaining such information as each Seller or that Seller’s qualified representative has reasonably requested in connection with the decision to acquire the GEE Shares. The Sellers have received and reviewed copies of the filings by Buyer with SEC under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Public Reports”). The Sellers have been afforded the opportunity to ask questions of the officers of the Buyer regarding its business prospects, all as each Seller (or that Seller’s investor’s representatives) has deemed necessary to make an informed investment decision to purchase the GEE Shares.

(ii)	Restricted Securities. (A) Sellers have been advised that none of the GEE Shares have been registered under the Securities Act or any other applicable securities laws. Sellers acknowledge that the GEE Shares will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act. None of the GEE Shares may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of counsel reasonably satisfactory to the Buyer, an applicable exemption from registration is available; (B) Sellers are acquiring the GEE Shares for each Seller’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws; (C) each Seller understands and acknowledges that the certificates representing the GEE Shares will bear substantially the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS: (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES; (ii) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION; OR (iii) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

and (D) Sellers acknowledge that an investment in the GEE Shares is not liquid and is transferable only under limited conditions. Sellers acknowledge that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Sellers are aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that Rule 144 is not now available and, in the future, may not become available for resale of any of the GEE Shares.

(iii) Sellers’ Sophistication and Ability to Bear Risk of Loss. Each Seller is an Accredited Investor as that term is defined in Regulation D of the Securities Exchange Act, and is able to protect its interests in connection with the acquisition of the GEE Shares and can bear the economic risk of investment in such securities without producing a material adverse change in each respective Seller’s financial condition. Each Seller, either alone or with Sellers’ Representative, otherwise has such knowledge and experience in financial or business matters that said Seller is capable of evaluating the merits and risks of the investment in the GEE Shares.

(iv) Restriction or Transfer of GEE Shares. Sellers shall not transfer, assign or convey the GEE Shares within twelve (12) months of issuance of those shares. The stock certificates for those shares shall bear a legend to that effect.

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3.	Subordination Agreement. The Promissory Note and the obligations that it evidences shall be subordinated to [the loans of GEE’s current and future senior lenders]. The Sellers agree to enter into such subordination agreements as reasonably requested by those lenders. The Sellers agree to enter into a subordination agreement with GEE's current senior lender in the form of Exhibit B, which is attached hereto and incorporated herein by reference.

4.	Effect of Addendum. Except as expressly modified by this Addendum, the Stock Purchase Agreement and all other documents evidencing the Closing shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have executed this Addendum as of the date set forth above.

“BUYER” GEE Group, Inc., an Illinois corporation.	‘”SELLERS”

By:
Print Name:	Enoch S. Timothy, individually
Title:

Dorothy Timothy, individually

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EXHIBIT A

FORM OF PROMISSORY NOTE

(SEE ATTACHED)

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EXHIBIT B

SUBORDINATION AGREEMENT

(SEE ATTACHED)

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